EXHIBIT 99.1

FIRST AMENDMENT TO
AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 19 day of December, 2007, by and between SILICON VALLEY BANK (“Bank”) and CONCURRENT COMPUTER CORPORATION, a Delaware corporation (“Borrower”) whose address is 4375 River Green Parkway, Suite 100, Duluth, Georgia 30096.

Recitals

A.            Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 22, 2006, (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to (i)  extend the maturity date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendments to Loan Agreement.

2.1           Section 2.8 (Renewal Fee).  Section 2.8 is amended by deleting subsection (b) thereof in its entirety and replacing it with a new subsection (b) to read as follows:

(b)            Renewal Fee. (i) A fully earned, non-refundable renewal fee of $50,000, payable on the earlier of the termination of the Commitment or December 23, 2007 and (ii) a further renewal fee of $25,000, payable on December 23, 2008 unless the Borrower terminates the Revolving Line of Credit and repays all Obligations in full in cash on or before December 23, 2008.

2.2           Section 2.8 (Termination Fee).  Section 2.8 is further amended by deleting subsection (d) thereof in its entirety and replacing it with a new subsection (d) to read as follows:

In the event Borrower prepays the Advances and terminates the Revolving Line of Credit, a termination fee equal to the Minimum Monthly Interest that would have been payable for each month (pro rated for any partial month) between the date of such termination and (i) December 23, 2008, if such termination and prepayment occurs on or before December 23, 2008 or (ii) the Revolving Line Maturity Date, if such termination and prepayment occurs after December 23, 2008; provided, however, that no such termination fee shall be payable if the credit facility hereunder is replaced with a new facility from Silicon Valley Bank.

2.3           Section 6.8 (Deposit Accounts).  Section 6.8 is amended by deleting it in its entirety and replacing it with a new Section 6.8 to read as follows:

6.8            Operating Accounts. Maintain its and its Domestic Subsidiaries’ primary depository and operating accounts and securities accounts with Bank and Bank’s affiliates which accounts shall include all accounts in the United States and shall at all times represent not less than 35% of the dollar value of Borrower’s and all Subsidiaries’ accounts at all financial institutions.  Additionally, Borrower shall maintain a monthly average balance of not less than $1,000,000 in its primary demand deposit operating accounts with the Bank.

2.4           Section 6.9 (Tangible Net Worth).  Section 6.9 is amended by deleting subsection (b) thereof in its entirety and replacing with a new subsection (b) to read as follows:

(b)            Tangible Net Worth.  Borrower shall maintain at all times, to be tested as of the last day of each quarter, on a consolidated basis with respect to Borrower and its Subsidiaries, a Tangible Net Worth of at least $10,000,000, during the fiscal quarter ending December 31, 2007, and at all times thereafter, increasing after December 31, 2007 by 50% of quarterly Net Income and 50% of issuances of equity, net of issuance costs, after December 31, 2007 and the principal amount of Subordinated Debt.

2.5           Section 13 (Definitions).  Section 11 of the Loan Agreement is hereby amended by deleting the definition of “Revolving Line Maturity Date” and by substituting therefor a new definition of “Revolving Line Maturity Date” to read as follows:

“Revolving Line Maturity Date” is the earlier of (a) July 1, 2009 or (b) the acceleration of the Obligations pursuant to Section 9.1(a) hereof.

3.            Limitation of Amendments.

3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank or Borrower may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.            Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3           The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5           The execution and delivery of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.

4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower or any of its Subsidiaries, except as already has been obtained or made; and

4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.            Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.            Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a restructuring fee in an amount equal to $1,500, (c) Bank’s receipt of the Subsidiary Ratification Agreement substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor, (d) Bank’s receipt of the Subordination Agreement Ratification substantially in the form attached hereto as Schedule 2, duly executed and delivered by each signatory thereto, and (e) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered under seal as of the date first written above.

BANK
SILICON VALLEY BANK
By:	/s/Anthony Barkett
Name:	Anthony Barkett
Title:	Vice President

BORROWER
CONCURRENT COMPUTER CORPORATION
By:	/s/ Emory O. Berry
Name:	Emory O. Berry
Title:	Chief Financial Officer